UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2006

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Hartford Plaza, Hartford, Connecticut		06115-1900
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-547-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2006, the Securities and Exchange Commission issued an order setting forth the terms of the settlement of the Commission’s investigation of Hartford Investment Financial Services, LLC, HL Investment Advisors, LLC and Hartford Securities Distribution Company, Inc., each a wholly owned, indirect subsidiary of The Hartford Financial Services Group, Inc. (together referred to herein as "The Hartford"), regarding the use of directed brokerage and revenue sharing in The Hartford’s mutual funds and variable annuity businesses.

Pursuant to the terms of the order, The Hartford has agreed to pay $55 million, which will be distributed to funds that participated in The Hartford’s directed brokerage program. The costs associated with the settlement have already been accounted for in The Hartford’s previously disclosed charges for regulatory matters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

November 8, 2006	By:	/s/ Neal S. Wolin

Name: Neal S. Wolin
Title: Executive Vice President and General Counsel